EXHIBIT 10.4

TEXTRON SPILLOVER PENSION PLAN ____________________ As Amended and Restated Effective January 3, 2010

DC: 2559289-8

Textron Spillover Pension Plan
Amended and Restated January 3, 2010

Introduction		1

Article I – Definitions		2

1.01	Beneficiary	2
1.02	Board	2
1.03	Change in Control	2
1.04	Compensation	3
1.05	Compensation Base	4
1.06	ERISA	4
1.07	Executive Plan	4
1.08	Grandfathered Formula	4
1.09	Grandfathered Participant	4
1.10	IRC	4
1.11	Key Executive Plan	5
1.12	Participant	5
1.13	Pension Plan	5
1.14	Plan	5
1.15	Plan Administrator	5
1.16	Retirement Age	5
1.17	Separation From Service	5
1.18	Statutory Limit	5
1.19	Textron	5
1.20	Textron Company	5
1.21	Textron Retirement Program	5
1.22	Total Disability	5

Article II – Participation		6

2.01	Eligibility and Participation	6
2.02	Period of Participation	6

Article III – Spillover Pension Benefit Amounts		6

3.01	Retirement Benefits	6
3.02	Grandfathered Participants	6
3.03	Calculation of Benefits	7
3.04	Other Forms of Benefit	8
3.05	Benefit Upon Transfer of Liability	9

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Article IV – Vesting		9

4.01	Vesting Schedule	9
4.02	Change in Control	9

Article V – Distribution of Benefits		9

5.01	Automatic Distributions	9
5.02	Spousal Consent	9
5.03	Time and Form of Distribution	10
5.04	Lump-sum Distribution	10
5.05	Six-Month Delay	11
5.06	Automatic Cash-Out	12
5.07	Disability Benefits	12
5.08	Payment of Death Benefits	12
5.09	Administrative Delay in Payment Date	13
5.10	Distribution Upon Change in Control	13
5.11	Change in Payment Election	14
5.12	Rehired Participants	15

Article VI – Unfunded Plan		16

6.01	No Plan Assets	16
6.02	Top-Hat Plan Status	16

Article VII – Plan Administration		16

7.01	Plan Administrator’s Powers	16
7.02	Delegation of Administrative Authority	17
7.03	Tax Withholding	17
7.04	Use of Third Parties to Assist with Plan Administration	17
7.05	Proof of Right to Receive Benefits	18
7.06	Claims Procedure	18
7.07	Enforcement Following a Change in Control	19

Article VIII – Amendment and Termination		19

8.01	Amendment	19
8.02	Delegation of Amendment Authority	20
8.03	Termination	20
8.04	Distributions Upon Plan Termination	20

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Article IX – Miscellaneous		20

9.01	Use of Masculine or Feminine Pronouns	20
9.02	Transferability of Plan Benefits	20
9.03	Section 409A Compliance	21
9.04	Controlling State Law	21
9.05	No Right to Employment	21
9.06	Additional Conditions Imposed	22

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Textron Spillover Pension Plan

As Amended and Restated

Effective January 3, 2010

Introduction

The Textron Spillover Pension Plan (the “Plan”) is an unfunded, nonqualified deferred compensation arrangement.  The Plan is a continuation of the defined benefit portions of the Supplemental Benefits Plan for Textron Key Executives (the “Key Executive Plan”) and the Textron Supplemental Benefits Plan for Executives (the “Executive Plan”).  The defined benefit portions of these plans were combined to form the Plan effective January 1, 2007.  The defined contribution portions of the Key Executive Plan and the Executive Plan were continued as separate plans on and after January 1, 2007, and were combined to form the Textron Spillover Savings Plan effective January 1, 2008.  The Textron Spillover Pension Plan was amended and restated, effective January 1, 2008, to reflect the final regulations interpreting Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”) and to incorporate certain other changes.

The Plan provides supplemental pension benefits for designated executives of Textron and its affiliates who participate in the Textron Retirement Program.  The Plan provides benefits that would have been payable under one of the tax-qualified defined benefit plans in the Textron Retirement Program if not for the limits imposed by the Internal Revenue Code.  For certain executives who participated in the Key Executive Plan or the Executive Plan on December 31, 2006, the Plan also provides benefits based on an expanded definition of compensation, and benefits corresponding to the grandfathered benefits under the Textron Retirement Program.  The Plan has been amended from time to time since the previous restatement.  This restatement of the Plan reflects all amendments that are effective through the date of this restatement.

Appendix A and Appendix B of the Plan set forth the defined benefit provisions of the Key Executive Plan and the Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004.  Supplemental pension benefits that were earned and vested (within the meaning of Section 409A) before January 1, 2005, and any subsequent increase that is permitted to be included in such amounts under Section 409A, are calculated and paid solely as provided in Appendix A or Appendix B, whichever is applicable, and are not subject to any other provisions of the Textron Spillover Pension Plan.

Supplemental pension benefits that were earned or vested after 2004 and before 2007 are subject to the provisions of IRC Section 409A.  These benefits are calculated under Appendix A or Appendix B, whichever is applicable, but are paid exclusively as provided in the Textron Spillover Pension Plan (not including any appendix to the Plan).  Although the provisions of the Textron Spillover Pension Plan generally are effective as of January 1, 2007, the provisions that govern the distribution of benefits earned or vested after 2004 under the Key Executive Plan or the Executive Plan are effective as of January 1, 2005.

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Article I – Definitions

The following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01
“Beneficiary” means the person designated under the Plan (including any person who is automatically designated by the terms of the Plan) to receive any death benefit or pre-pension survivor annuity, or survivor annuity payable with respect to a Participant.  A Participant’s trust or estate may also be the Participant’s Beneficiary for a death benefit other than a life annuity.

1.02	“Board” means the Board of Directors of Textron.

1.03	“Change in Control” means, for any Participant who was not an employee of a Textron Company on December 31, 2007:

(a)
any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”) and of IRC Section 409A) other than Textron, any trustee or other fiduciary holding Textron common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially similar proportions as their ownership of Textron common stock

(1)
becomes (other than by acquisition from Textron or a related company) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of stock of Textron that, together with other stock held by such person or group, possesses more than 50% of the combined voting power of Textron’s then-outstanding voting stock, or

(2)
acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) beneficial ownership of stock of Textron possessing more than 30% of the combined voting power of Textron's then-outstanding stock, or

(3)
acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) all or substantially all of the total gross fair market value of all of the assets of Textron immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

(b)	a merger or consolidation of Textron with any other corporation occurs, other than a merger or consolidation that would result in the voting

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securities of Textron outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or

(c)
during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election.

Each of the events described above will be treated as a “Change in Control” only to the extent that it is a change in ownership, change in effective control, or change in the ownership of a substantial portion of Textron’s assets within the meaning of IRC Section 409A.

For any Participant who was an employee of a Textron Company on December 31, 2007, the definition set forth above in this Section 1.03 shall be used to determine whether an event is a “Change in Control” to the extent that the event would alter the time or form of payment of the Participant’s benefit.  To the extent that the event would cause any change in the Participant’s rights under the Plan that does not affect the status of the Participant’s benefit under IRC Section 409A (including, but not limited to, accelerated vesting of the Participant’s benefit or restrictions on amendments to the Plan), the definition set forth in Section 6.03 of Appendix A shall be used to determine whether the event is a “Change in Control.”

1.04	“Compensation” means a Participant’s annual compensation determined as follows:

(a)
For years after 2006, Compensation means eligible annual compensation as defined under the corresponding benefit formula in the Participant’s Pension Plan, without regard to the Statutory Limits, subject to the modifications described in this Section 1.04(a).  For any executive who was first awarded performance share units before October 27, 1999, Compensation shall include payments made under performance share units (regardless of when the units are awarded); but Compensation shall not include amounts attributable to performance share units for any executive who was first awarded performance share units after October 26, 1999.  Compensation shall include a Participant’s elective deferrals under the Deferred Income Plan for Textron Key Executives, the Textron Deferred Income Plan for Executives, and the Deferred Income Plan for Textron Executives (and, if applicable, shall also include the automatic deferral of

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a Participant’s performance shares, performance share units, or annual incentive bonus exceeding 100% of the target bonus), but only to the extent that these amounts would have been included in Compensation if they had not been deferred.

(b)	For any individual who participated in the Key Executive Plan before 2007, Compensation for each year before 2007 shall be determined under Section 1.03 of Appendix A.

(c)	For any individual who participated in the Executive Plan (but not in the Key Executive Plan) before 2007, Compensation for each year before 2007 shall be determined under Section 1.03 of Appendix B.

(d)
If a year before 2007 is included in the Participant’s Compensation Base under the Plan, and the Participant did not participate in the Key Executive Plan or the Executive Plan before 2007, Compensation for that year shall be determined as provided in Section 1.04(a), above.

1.05
“Compensation Base” means a Participant’s final average compensation, determined as provided in the Pension Plan, but substituting Compensation as defined in Section 1.04 of the Plan for the Participant’s annual compensation under the Pension Plan.

1.06	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.07
“Executive Plan” means the Textron Supplemental Benefits Plan for Executives, as in effect before January 1, 2007.  The defined benefit provisions of the Executive Plan are included in this Plan as Appendix B.

1.08
“Grandfathered Formula” means the benefit formula, early retirement eligibility provisions, and early retirement factors in effect under a Participant’s Pension Plan on December 31, 2006, as used to determine benefits earned after 2006.

1.09
“Grandfathered Participant” means any employee who participated in either the Key Executive Plan or the Executive Plan as of December 31, 2006; who continued to participate in the Plan after 2006; and who did not satisfy the requirements (described in Section 3.02) to receive a grandfathered benefit under the Textron Retirement Program.

1.10	“IRC” means the Internal Revenue Code of 1986, as amended. References to any section of the Internal Revenue Code shall include any final regulations interpreting that section.

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1.11
“Key Executive Plan” means the Supplemental Benefits Plan for Textron Key Executives, as in effect before January 1, 2007.  The defined benefit provisions of the Key Executive Plan are included in this Plan as Appendix A.

1.12	“Participant” means an employee of Textron who is eligible to participate in the Plan pursuant to Section 2.01 and whose participation has not been terminated as provided in Section 2.02.

1.13
“Pension Plan” means a tax-qualified defined benefit plan that is part of the Textron Retirement Program, including (but not limited to) the Bell Helicopter Textron Retirement Plan (part of the Bell Helicopter Textron Master Retirement Plan), the Textron Pension Plan for Cessna Employees (Addendum F to the Textron Master Retirement Plan), and the Textron Pension Plan (Addendum A to the Textron Master Retirement Plan).

1.14	“Plan” means this Textron Spillover Pension Plan, as amended and restated from time to time.

1.15	“Plan Administrator” means Textron or its designees, as described in Section 7.01.

1.16	“Retirement Age” means the age specified by the Participant for the commencement of benefits under this Plan, which may be age 55, 62, or 65.

1.17
“Separation From Service” means a Participant’s termination of employment with all Textron Companies, other than by reason of death or Total Disability, that qualifies as a “separation from service” for purposes of IRC Section 409A.

1.18	“Statutory Limit” means any limit on benefits under tax-qualified defined benefit plans imposed by IRC Section 401(a)(17) or Section 415.

1.19	“Textron” means Textron Inc., a Delaware corporation, and any successor to Textron Inc.

1.20	“Textron Company” means Textron or any company controlled by or under common control with Textron within the meaning of IRC Section 414(b) or (c).

1.21
“Textron Retirement Program” means a floor-offset retirement arrangement consisting of a floor benefit provided under a Pension Plan and an offset benefit provided under the Textron Inc. Retirement Account Plan.

1.22	“Total Disability” means physical or mental incapacity of a Participant who is employed by a Textron Company on the disability date, if the incapacity

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(a) enables the Participant to receive disability benefits under the Federal Social Security Act, and (b) also qualifies as a “disability” for purposes of IRC Section 409A(a)(2)(C).

Article II – Participation

2.01
Eligibility and Participation.  An individual who is a participant in a Pension Plan shall become a Participant in the Plan upon either: (a) (1) being designated by Textron’s Chief Executive Officer and Chief Human Resources Officer as an eligible executive and (2) having compensation, as defined in the Pension Plan, that exceeds the limit of IRC Section 401(a)(17), or (b) participating in the Deferred Income Plan for Textron Executives.  An individual shall not become a Participant in the Plan after December 31, 2009, unless the individual was a participant in a Pension Plan on December 31, 2009, and has not incurred a Separation from Service after that date and before becoming a Participant in the Plan.

2.02
Period of Participation.  Except as provided in the following sentence, once an individual becomes a Participant under Section 2.01 above, the individual shall remain a Participant (even if his or her compensation, as defined in the Pension Plan, subsequently falls below the IRC Section 401(a)(17) limit) until the individual’s benefit under the Plan is fully distributed, or until the individual’s participation in the Plan is terminated by the Board (or by the Chief Executive Officer and the Chief Human Resources Officer) effective as of the following January 1.  If an employee or former employee is not identified in Textron’s records as a Participant as of December 31, 2008, the individual shall not be a Participant, and shall not be entitled to receive any benefit under the Plan, unless the individual becomes a Participant after 2008 pursuant to Section 2.01.

Article III – Spillover Pension Benefit Amounts

3.01
Retirement Benefits.  The benefit payable under the Plan to a Participant who is not a Grandfathered Participant shall be (a) the benefit that would have been payable under the Pension Plan if the Statutory Limits were ignored and Compensation Base were determined as provided under Section 1.05, minus (b) the benefit that actually would be payable under the Pension Plan at the same time and in the same form.  In addition to the benefit described in the preceding sentence, a Participant who is designated pursuant to Appendix C shall be eligible to receive a wrap-around pension benefit determined as provided in Appendix C, subject to the vesting requirements and other terms and conditions specified in Appendix C.

3.02	Grandfathered Participants. Under the Textron Retirement Program, a new Pension Plan formula became effective on January 1, 2007. Any Participant who,

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as of January 1, 2007, was vested, and whose age and years of service combined were at least 55, was grandfathered in his or her prior Pension Plan formula, early retirement eligibility provisions, and early retirement factors.  For service after 2006, a Participant who was grandfathered under the Textron Retirement Program will receive the greater of the benefit determined under the new Pension Plan formula and the benefit determined as if the Grandfathered Formula had remained in effect after 2006.  Textron wishes to provide a comparable benefit under this Plan for certain Participants who participated in the Key Executive Plan or the Executive Plan on December 31, 2006, but who did not satisfy the requirements to be grandfathered under the Textron Retirement Program.  Accordingly, the benefit payable under the Plan to any Participant who is a Grandfathered Participant as defined in Section 1.09 shall be (a) the greater of (i) the benefit determined under the Pension Plan formula applicable to the Participant and (ii) the benefit that would have accrued under the Pension Plan if the Grandfathered Formula had remained in effect after 2006, determined in each case without regard to the Statutory Limits and using Compensation Base as defined in Section 1.05, minus (b) the benefit that actually would be payable under the Pension Plan (without using the Grandfathered Formula) at the same time and in the same form.

3.03
Calculation of Benefits.  In determining benefits for any purpose under the Plan, and in determining benefits under the Pension Plan for purposes of calculating benefits under the Plan, the following rules shall apply:

(a)	All benefits shall be determined without taking into account any offset for the value of the Participant’s account under the Textron Inc. Retirement Account Plan.

(b)
If a benefit under the Plan commences before or after the Participant’s normal retirement age under the Pension Plan, the benefit under the Plan and under the Pension Plan shall be actuarially adjusted for early or late commencement as provided in the Pension Plan.

(c)
When a benefit under the Plan is reduced by the corresponding benefit under the Pension Plan, the reduction shall be determined as if the Pension Plan benefit were commencing at the same time and were payable in the same form as the benefit under the Plan, regardless of whether the Participant has elected a different time or form of payment for the Pension Plan benefit.

(d)
If it is necessary to determine the present value of a Participant’s benefit for purposes of Section 5.06 (concerning automatic cash-out of small benefits), the present value shall be based on (i) the Participant’s early retirement benefit, if the Participant is eligible for early retirement, (ii) the

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Plan benefit commencing at the Participant’s age 65, if the Participant is not eligible for early retirement or has suffered a Total Disability, or (iii) the survivor annuity or death benefit, if the Participant has died; provided, however, that clause (ii) shall apply in calculating the automatic cash-out under Section 5.06 for any Participant who was, as of December 31, 2008, a member of the Management Committee even if the Participant is eligible for early retirement.  If it is necessary to determine the present value of a Participant’s benefit under any other provision of the Plan, the present value shall be based on the Plan benefit commencing at the Participant’s age 65 (or the Participant’s death, in the case of a survivor annuity or death benefit).  In each case, present value shall be determined using the 1994 Group Annuity Reserving Table (unisex) based on a blend of 50% of the male mortality rates and 50% of the female mortality rates (if mortality is applicable in the calculation) and an interest rate of 7%.

(e)
A Participant’s benefit determined under Section 3.01 or Section 3.02 shall be increased as provided in Section 5.04(c) if the Participant’s lump-sum ratio determined under that section exceeds 100%.  If the Participant’s benefit is paid in a form other than a lump sum, the actuarial assumptions specified in subparagraph (d), above, shall be used to convert the enhanced value of the Participant’s benefit to an annuity at age 65; the assumptions specified subparagraph (b) and (c), above, and in Section 3.04, below, shall be used to convert the additional age-65 annuity to the actual form of payment.  If the Participant dies before the Participant’s Separation From Service, the lump-sum ratio shall be determined at the time of the Participant’s death; if the lump-sum ratio is greater than 100%, the enhanced value of the Participant’s benefit shall be used to calculate any pre-pension survivor annuity or death benefit payable to the Participant’s Beneficiary.

(f)
Benefits earned before 2007 under the defined benefit portions of the Key Executive Plan or the Executive Plan shall be calculated solely as provided in Appendix A or Appendix B, whichever is applicable.

3.04
Other Forms of Benefit.  Termination benefits, pre-retirement or post-retirement death benefits (including any death benefit and any surviving spouse benefit provided by a Textron Company at its sole cost through a Pension Plan), pre-pension survivor annuity benefits, post-pension survivor annuity benefits, disability benefits, and other optional forms of payment or ancillary benefits shall be based on the Participant’s benefit under the Plan, determined as provided in Section 3.01 or 3.02 and Section 3.03, and shall include any actuarial reduction, charge, survivor percentage, or other adjustment applicable to the corresponding form of payment under the Pension Plan.

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3.05
Benefit Upon Transfer of Liability.  In the event Textron transfers liability for a Participant’s benefit under a Pension Plan to another qualified plan, the Plan benefits under this Article III shall be determined as of the date of such transfer, unless otherwise determined by Textron in its sole discretion.

Article IV – Vesting

4.01	Vesting Schedule. Participants shall vest in the Plan in the same manner as is provided for under the Pension Plan.

4.02
Change in Control.  In the event of a Change in Control, if a Participant is employed by a Textron Company on the date of the Change in Control, all benefits accrued by the Participant as of the date of the Change in Control shall become fully vested.

Article V – Distribution of Benefits

5.01
Automatic Distributions.  Unless a Participant elected a different time and form of payment before 2008 under Section 5.11(d), below, the Participant’s benefit shall commence as of the later of age 55 or the first day of the seventh month following Separation From Service, and shall be paid in the form of a single life annuity if the Participant is single when the distribution commences, or in the form of an actuarially equivalent joint and 50% surviving spouse annuity if the Participant is married when the distribution commences.  The benefits of a Participant whose benefits vest after his Separation From Service shall commence on the later of the (1) the date that would have applied if his benefits had been vested at his Separation From Service, or (2) the first day of the month following the date on which his benefits vest. A Participant may change the automatic time or form of distribution to another time or form of distribution that is available under this Article V, subject to the spousal consent requirement in Section 5.02, below, and the rules governing changes in distribution elections in Section 5.11, below.  A Participant shall be deemed to have elected the automatic time and form of distribution unless the Participant changes his payment election as provided in Article V.

5.02
Spousal Consent.  If a Participant is married when he or she makes a distribution election (including a change in a prior distribution election), the Participant must have the written consent of his or her spouse in order to elect any form of payment other than a joint and 50% surviving spouse annuity.  If a Participant elects to receive a distribution in the form of an annuity, and the Participant marries or re-marries after the date of the distribution election, the Participant shall automatically receive an actuarially equivalent joint and 50% surviving spouse annuity unless his or her current spouse consents in writing to a different form of distribution.  Except as provided in the two preceding sentences, if a

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Participant has designated a person other than his or her spouse as a Beneficiary, the Participant may change the Beneficiary designation without the consent of his or her spouse.  A change in the Beneficiary designation alone (without a corresponding change in the time or form of distribution) shall not be subject to the requirements of Section 5.11(b).

5.03
Time and Form of Distribution.  Subject to Section 5.01, a Participant may elect a time and form of distribution specified below for the portion of the Participant’s benefit under the Plan that is earned or vested after 2004 (including any portion of the Participant’s benefit that was earned or vested after 2004 under Appendix A or Appendix B).  Any portion of the Participant’s benefit that was earned and vested before 2005 shall be calculated and paid solely as provided in Appendix A or Appendix B, whichever is applicable, and shall not be subject to this Article V.

(a)
A lump-sum distribution of the portion of the benefit determined under Section 5.04, payable on the first day of the seventh month following the Participant’s Separation From Service, with the remainder of the benefit (if any) payable as an annuity under subsection (c), below.

(b)
A lump-sum distribution of the portion of the benefit determined under Section 5.04, payable on the later of (1) the first day of the seventh month following the Participant’s Separation From Service or (2) attainment of Retirement Age, with the remainder of the benefit (if any) payable as an annuity under subsection (c), below.

(c)
A joint and 50% survivor annuity, a joint and 75% survivor annuity, a joint and 100% survivor annuity, a single life annuity, or any other actuarially-equivalent single life annuity or joint and survivor annuity that the Participant is eligible to elect under the Participant’s Pension Plan, commencing on the later of (1) the first day of the seventh month following the Participant’s Separation From Service or (2) attainment of Retirement Age.

A Participant’s benefit under the Plan will be paid pursuant to the most recent valid election in effect at the time of his Separation From Service (including an election the Participant is deemed to have made under the terms of the Plan), except as provided in Section 5.06 (automatic cash-out of small benefits), Section 5.07 (payments following Total Disability), Section 5.08 (payments following death), Section 5.09 (administrative adjustments), Section 5.10 (payments following a Change in Control), and Section 5.11(c) (distributions before 2008).

5.0 4	Lump-sum Distribution. A Participant may elect to receive a lump-sum distribution with respect to a portion of his benefit determined as follows:

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(a)
If the Participant is not a Grandfathered Participant, the Plan Administrator shall determine the ratio, as of the Participant’s Separation From Service, of (i) the value of the Participant’s account under the Retirement Account Plan to (ii) the present value of the benefit the Participant earned under the Pension Plan after 2006 (without taking into account any offset for the value of the Participant’s account under the Retirement Account Plan).

(b)
If the Participant is a Grandfathered Participant, the Plan Administrator shall determine the ratio in subsection (a), above, as if the Participant had satisfied the requirements to be grandfathered under the Textron Retirement Program, and had earned a benefit under the Pension Plan after 2006 equal to the greater of the Participant’s actual post-2006 Pension Plan benefit and the benefit determined as if the Grandfathered Formula had remained in effect after 2006.   This paragraph shall apply solely for purposes of determining a Grandfathered Participant’s lump-sum ratio, and not for purposes of determining the amount of the Grandfathered Participant’s benefit under the Plan (except to the extent that the lump-sum ratio results in an enhancement of the Participant’s benefit under subsection (c)).

(c)
The Plan Administrator shall apply the lump-sum ratio determined under subsection (a) or (b), whichever is applicable, to the present value (determined as of the date of the distribution) of the portion of the Participant’s benefit under the Plan that accrued after 2006.  The percentage of the present value determined by the lump-sum ratio shall be payable in a lump sum, and (except as provided in the following sentence) the remaining portion of Participant’s benefit payable under this Article V shall be paid as an annuity.  If the ratio determined under subsection (a) or (b) is greater than 100%, the present value of the Participant’s benefit under the Plan that accrued after 2006 shall be increased by a corresponding amount, and the Participant’s entire benefit under the Plan that was earned or vested after 2004 (including the enhancement) shall be payable in a lump sum; but no portion of the Participant’s benefit under the Plan that accrued before 2007 shall be enhanced by the lump-sum ratio.

5.05
Six-Month Delay.  If a Participant’s benefit is paid as a result of the Participant’s Separation From Service, the benefit shall not commence or be paid under this Article V earlier than six months after the date of the Participant’s Separation From Service.  A benefit paid as a result of the Participant’s Separation From Service shall be calculated as if it commenced or was paid on the first day of the month following the Separation From Service.  Any payments that otherwise would have been made during the initial six-month period shall be paid in a lump

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sum, without interest, on the first day of the seventh month after the Participant’s Separation From Service.

5.06
Automatic Cash-Out.  If the present value of the benefit earned or vested after 2004 (or the present value of the Beneficiary’s pre-pension survivor annuity earned or vested after 2004, in the case of the Participant’s death) is $150,000 or less at the earliest of the Participant’s Separation From Service, Total Disability, or death, then the Participant’s entire benefit earned or vested after 2004 (or the Beneficiary’s entire benefit earned or vested after 2004, in the case of the Participant’s death) shall be distributed in a single lump-sum payment (1) on the first day of the seventh month after the Participant’s Separation From Service, (2) on the first day of the month that is at least 30 days after the Participant’s Total Disability, or (3) on the first business day of the first month that begins at least 90 days after the Participant’s death (subject, however, to the following sentence).  If a Participant’s Separation From Service or death occurs before 2008, and the Participant’s benefit has not commenced as provided in Section 5.11(c), the lump-sum payment described in the preceding sentence shall be made on the first business day of January in 2008; provided that no such lump-sum payment paid as a result of a Separation From Service will be made earlier than the first day of the seventh month after the Participant’s Separation From Service.  A distribution under this Section 5.06 shall be made without regard to any payment election the Participant has made (or is deemed to have made) under Section 5.01 or Section 5.11.

5.07
Disability Benefits.  Except as provided in Section 5.06 (automatic cash-out of small benefits), if a Participant suffers a Total Disability, the Participant’s benefit under the Plan shall commence or be paid, in the form the Participant elected (or is deemed to have elected), on the first day of the month following the later of the Participant’s Total Disability or attainment of age 65.

5.08	Payment of Death Benefits.

(a)
If a Participant dies before his benefit under the Plan has commenced, and the Participant would be eligible for a pre-pension survivor annuity under the Pension Plan if he died before his benefit commencement date, the Participant’s Beneficiary shall receive an annuity for the life of the Beneficiary, commencing on the first business day of the month following the later of (i) 90 days after the Participant’s death or (ii) the date on which the Participant would have reached age 55 (subject to Section 5.06 concerning the automatic cash-out of small benefits).  The Participant’s Beneficiary must be a person who would have been eligible to receive the corresponding pre-pension survivor annuity under the Pension Plan.

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(b)
If a Participant dies before his benefit under the Plan has commenced, and the Participant would be eligible for a 60-month period certain death benefit under the Pension Plan if he died before his benefit commencement date, the Participant’s Beneficiary shall receive an amount equal to the present value of the corresponding monthly payments under the Plan, paid in a lump sum on the first business day of the first month that begins at least 90 days after the Participant’s death.

(c)
If a Participant dies less than 60 months after his benefit under the Plan has commenced, and the Participant would be eligible for a 60-month period certain death benefit under the Pension Plan if he died after his benefit commencement date, the Participant’s Beneficiary shall receive an amount equal to the present value of the corresponding monthly payments under the Plan for a number of months equal to 60 minus the number of monthly payments made to the Participant before his death, paid in a lump sum on the first business day of the first month that begins at least 90 days after the Participant’s death.

(d)
The amount of any pre-pension survivor annuity or death benefit shall be determined as provided in Section 3.04.  Any post-retirement death benefit under Section 5.08(c) shall be based solely on the portion of the Participant’s benefit that is payable as an annuity, and shall not include the value of any benefit the Participant has received as a lump sum.

5.09
Administrative Adjustments in Payment Date.  A payment is treated as being made on the date when it is due under the Plan if the payment is made on the due date specified by the Plan, or on a later date that is either (a) in the same calendar year (for a payment whose specified due date is on or before September 30), or (b) by the 15th day of the third calendar month following the date specified by the Plan (for a payment whose specified due date is on or after October 1).  A payment also is treated as being made on the date when it is due under the Plan if the payment is made not more than 30 days before the due date specified by the Plan, provided that the payment is not made earlier than six months after the Participant’s Separation From Service.  A Participant may not, directly or indirectly, designate the taxable year of a payment made in reliance on the administrative rules in this Section 5.09.

5.10
Distribution Upon Change in Control.  Subject to the following sentence, if a Change in Control also qualifies as a “change in control” under IRC Section 409A, the present value of all benefits earned or vested after 2004 shall be paid in a lump sum in cash on the first business day of the month following the Change in Control.  If a Participant’s Separation From Service occurred before the Change in Control, the lump sum payment under this Section 5.10 shall not be made earlier than six months after the Participant’s Separation From Service.

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5.11
Change in Payment Election.  Any election of a time or form of payment under Article V, or any change in a prior election, is subject to the approval of the Plan Administrator.  If a Participant changes the time or form of payment previously elected, the new election must apply to the Participant’s entire benefit under the Plan that is earned or vested after 2004, and must comply with the following rules:

(a)
Election Between Life Annuities.  If another actuarially-equivalent life annuity (within the meaning of IRC Section 409A) is available to a Participant under Section 5.03(c), a Participant, at any time before the first annuity payment is made, may change his election from one life annuity to another actuarially-equivalent life annuity commencing at the same time.

(b)
Modification of Election.  If a Participant wishes to change the form of payment for his benefit or to elect a different Retirement Age, and the new election does not satisfy the requirements of subsection (a) (concerning elections between life annuities) or the transition rules in subsection (d) (concerning elections before December 31, 2007), the Participant’s new payment election must satisfy the requirements of this subsection (b).  A Participant may change his election under this subsection (b) only if the new election:

(1)	is made at least twelve months before the date when payment of the benefit would otherwise commence;

(2)	defers the date on which payment will commence by at least five years from the commencement date applicable to his previous election;

(3)	does not cause payments triggered by attainment of Retirement Age to commence at an age other than other than 55, 60, 62, 65, 67, or 70; and

(4)	does not cause payments triggered by Separation From Service to commence more than 5 years and seven months after Separation From Service.

If a Participant’s payments (before the new election) commence at the later of Retirement Age or six months after Separation From Service, the Participant may choose to apply the election of a new time of payment to only one of the two alternative payment events.

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(c)
Distributions Before 2008.  If a Participant’s Pension Plan benefit commences before 2008, the Participant’s benefit under the Plan that was earned or vested after 2004 shall be paid at the same time and in the same form as the Participant’s Pension Plan benefit, as provided under the Key Executive Plan and the Executive Plan as in effect on October 3, 2004.

(d)
One-Time Election During 2007.  If a Participant’s Pension Plan benefit does not commence before 2008, the Participant may make a special election during 2007 to receive the benefit that is earned or vested after 2004 under one of the distribution options in Section 5.03.  The Participant may not make a new election under this subsection if the election would accelerate payment of the Participant’s benefit into the year of the new election.  If the Participant’s Pension Plan benefit commences after the date of the new election, but before 2008, the new election shall be ineffective and the Participant’s benefit shall be paid as provided in subsection (c), above.  An election under this subsection shall be made in the manner prescribed by the Plan Administrator, and the Plan Administrator may impose conditions in addition to those described in this subsection (d) (such as a requirement that a Participant who participates in more than one nonqualified defined benefit plan elect the same annuity form of payment under all plans); but the election shall not be required to comply with the requirements of subsection (b), above (concerning changes in payment elections) or Section 5.02 (concerning spousal consent).  The Plan Administrator may also allow an employee who is not yet a Participant, but who might become a Participant in the future, to elect a distribution option under this subsection (d) for any benefit the employee might later earn under this Plan.  An employee shall not have a right to receive any benefit under the Plan until he becomes a Participant, even if the employee has previously filed an election designating the time and form of payment for any benefit he might earn if he becomes eligible to participate in the Plan.

5.12	Rehired Participants. If a Participant has a Separation From Service and is later rehired by a Textron Company, the following rules shall apply:

(a)
If the Participant had not earned a vested benefit under the Plan at the time of his first Separation From Service, but the Participant returns to service with a Textron Company and earns a vested benefit after his return to service, the Participant’s benefit under the Plan shall be paid as provided in the Plan upon his death, Total Disability, or subsequent Separation From Service, ignoring (for purposes of determining the time and form of payment of his benefit) his first Separation From Service.

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(b)
If the Participant had earned a vested benefit under the Plan at the time of his first Separation From Service, the vested benefit that the Participant had earned at the time of his first Separation From Service shall be paid at the same time and in the same form that would have applied if the Participant had not returned to service.  Any additional vested benefit that the Participant earns after his return to service shall be paid as provided in the Plan upon his death, Total Disability, or subsequent Separation From Service, ignoring (for purposes of determining the time and form of payment of his additional vested benefit) his first Separation From Service.

(c)
The break-in-service rules and other terms of the Pension Plan shall determine to what extent (if at all) any service or compensation the Participant had earned at the time of his first Separation From Service is forfeited or is taken into account in calculating the amount of the Participant’s benefit under the Plan after his return to service.

(d)
A Participant’s compensation and service after his rehire date shall be disregarded under this Plan for a Participant who separates from service at any time and who is rehired by a Textron Company after December 31, 2009, except to the extent such compensation or service is taken into account under the terms of the Pension Plan.

Article VI – Unfunded Plan

6.01
No Plan Assets.  Benefits provided under this Plan are unfunded obligations of Textron.  Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations.  If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds of the policies shall at all times remain the sole property of Textron and neither the Participants whose lives are insured not their Beneficiaries shall have any ownership rights in such policies of insurance.

6.02
Top-Hat Plan Status.  The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Article VII – Plan Administration

7.01	Plan Administrator’s Powers. Textron shall have all such powers as may be necessary to carry out the provisions hereof. Textron may from time to time

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establish rules for the administration of this Plan and the transaction of its business. Subject to Section 7.06, any actions by Textron shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant.  Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan.  The Board may exercise Textron’s authority as plan administrator, and the authority to administer the Plan may be delegated as provided in Section 7.02.

7.02
Delegation of Administrative Authority.  The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officer of Textron to make a further delegation of the authority to administer the Plan.

7.03
Tax Withholding.  Textron may withhold from benefits paid under this Plan any taxes or other amounts required by law to be withheld.  Textron may deduct from the undistributed portion of a Participant’s benefit any employment tax that Textron reasonably determines to be due with respect to the benefit under the Federal Insurance Contributions Act (FICA), and an amount sufficient to pay the income tax withholding related to such FICA tax.  Alternatively, Textron may require the Participant or Beneficiary to remit to Textron or its designee an amount sufficient to satisfy any applicable federal, state, and local income and employment tax with respect to the Participant’s benefit.  The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, or local income or employment tax with respect to any benefit under this Plan.  In no event shall Textron or any employee or agent of Textron be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

7.04
Use of Third Parties to Assist with Plan Administration.  Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan. Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert. All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

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7.05
Proof of Right to Receive Benefits.  Textron may require proof of death or Total Disability of any Participant, former Participant or Beneficiary and evidence of the right of any person to receive any Plan benefit.

7.06
Claims Procedure. A Participant or Beneficiary who believes that he is being denied a benefit to which he is entitled under the Plan (referred to in this Section 7.06 as a “Claimant”) may file a written request with Textron setting forth the claim.  Textron shall consider and resolve the claim as set forth below.

(a)
Time for Response.  Upon receipt of a claim, Textron shall advise the Claimant that a response will be forthcoming within 90 days.  Textron may, however, extend the response period for up to an additional 90 days for reasonable cause, and shall notify the Claimant of the reason for the extension and the expected response date.  Textron shall respond to the claim within the specified period.

(b)
Denial.  If the claim is denied in whole or part, Textron shall provide the Claimant with a written decision, using language calculated to be understood by the Claimant, setting forth (1) the specific reason or reasons for such denial; (2) the specific reference to relevant provisions of this Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; (5) the time limits for requesting a review of the claim; and (6) the Claimant’s right to bring an action for benefits under Section 502(a) of ERISA.

(c)
Request for Review.  Within 60 days after the Claimant’s receipt of the written decision denying the claim in whole or in part, the Claimant may request in writing that Textron review the determination.  The Claimant or his duly authorized representative may, but need not, review the relevant documents and submit issues and comment in writing for consideration by Textron.  If the Claimant does not request a review of the initial determination within such 60-day period, the Claimant shall be barred from challenging the determination.

(d)
Review of Initial Determination.  Within 60 days after Textron receives a request for review, it will review the initial determination.  If special circumstances require that the 60-day time period be extended, Textron will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

(e)	Decision on Review. All decisions on review shall be final and binding with respect to all concerned parties. The decision on review shall set

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forth, in a manner calculated to be understood by the Claimant, (1) the specific reasons for the decision, shall including references to the relevant Plan provisions upon which the decision is based; (2) the Claimant’s right to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information, relevant to his benefits; and (3) the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

7.01
Enforcement Following a Change in Control.  If, after a Change in Control, any claim is made or any litigation is brought by a Participant or Beneficiary to enforce or interpret any provision contained in this Plan, Textron and the “person” or “group” described in Section 1.03 shall be liable, jointly and severally, to reimburse the Participant or Beneficiary for the Participant’s or Beneficiary’s reasonable attorney’s fees and costs incurred during the Participant’s or Beneficiary’s lifetime in pursuing any such claim or litigation, and to pay prejudgment interest at the Prime Rate as quoted in the Money Rates section of The Wall Street Journal on any money award or judgment obtained by the Participant or Beneficiary, payable at the same time as the underlying award or judgment.  Any reimbursement pursuant to the preceding sentence shall be paid to the Participant no earlier than six months after the Participant’s Separation From Service, and shall be paid to the Participant or Beneficiary no later than the end of the calendar year following the year in which the expense was incurred.  The reimbursement shall not be subject to liquidation or exchange for another benefit, and the amount of reimbursable expense incurred in one year shall not affect the amount of reimbursement available in another year.

Article VIII – Amendment and Termination

8.01
Amendment.  Subject to subsections (a) and (b), below, the Board or its designee shall have the right to amend, modify, or suspend this Plan at any time by written resolution or other formal action reflected in writing.

(a)
No amendment, modification, or suspension shall reduce a Participant’s accrued benefit as determined under Section 3.01 or Section 3.02 immediately before the effective date of the amendment, modification, or suspension.

(b)	Following a Change in Control, no amendment, modification, or suspension shall be made that directly or indirectly reduces any right or benefit provided upon a Change in Control.

An amendment to the Pension Plan that affects the benefits provided under this Plan shall not be deemed to be an amendment to this Plan, and shall not be subject to the restrictions in subsections (a) and (b), provided that the amendment to the

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Pension Plan applies to a broad cross-section of participants in the Pension Plan, and not only or primarily to Participants in this Plan.

8.02
Delegation of Amendment Authority.  The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

8.03
Termination.  The Board or its designee shall have the right to terminate this Plan at any time before a Change in Control by written resolution.  No termination of the Plan shall reduce a Participant’s accrued benefit as determined under Section 3.01 or Section 3.02 and Section 3.03 immediately before the effective date of the termination.

8.04
Distributions Upon Plan Termination.  Upon the termination of the Plan by the Board with respect to all Participants, and termination of all arrangements sponsored by any Textron Company that would be aggregated with the Plan under IRC Section 409A, Textron shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay the Participant’s or Beneficiary’s vested benefit in a lump sum, to the extent permitted under IRC Section 409A.  All payments that may be made pursuant to this Section 8.04 shall be made no earlier than the thirteenth month and no later than the twenty-fourth month after the termination of the Plan.  Textron may not accelerate payments pursuant to this Section 8.04 if the termination of the Plan is proximate to a downturn in Textron’s financial health.  If Textron exercises its discretion to accelerate payments under this Section 8.04, it shall not adopt any new arrangement that would have been aggregated with the Plan under IRC Section 409A within three years following the date of the Plan’s termination.

Article IX – Miscellaneous

9.01
Use of Masculine or Feminine Pronouns.  Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

9.02	Transferability of Plan Benefits.

(a)
Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) of the Code if IRC Section 414(p) were applicable to the

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Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, and (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the Participant.

(b)
Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

Following a Change in Control, no amendment, modification, or suspension shall be made that directly or indirectly reduces any right or benefit provided upon a Change in Control.

9.03
Section 409A Compliance.  The Plan is intended to comply with IRC Section 409A and should be interpreted accordingly.  Any distribution election that would not comply with IRC Section 409A is not effective.  To the extent that a provision of this Plan does not comply with IRC Section 409A, such provision shall be void and without effect.  Textron does not warrant that the Plan will comply with IRC Section 409A with respect to any Participant or with respect to any payment, however.  In no event shall any Textron Company; any director, officer, or employee of a Textron Company (other than the Participant); or any member of Textron be liable for any additional tax, interest, or penalty incurred by a Participant or Beneficiary as a result of the Plan’s failure to satisfy the requirements of IRC Section 409A, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws.

9.04	Controlling State Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

9.05	No Right to Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to

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suggest or create a right in any Participant of continued employment at any Textron Company.

9.06
Additional Conditions Imposed.  Textron, the Chief Executive Officer, and the Chief Human Resources Officer may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

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TEXTRON SPILLOVER PENSION PLAN
____________________________
APPENDIX A
(as amended and restated
effective January 3, 2010)
____________________________
Defined Benefit Provisions
 of the
 Supplemental Benefits Plan for
Textron Key Executives
(As in effect before January 1, 2007)

DC: 2384235-5

Textron Spillover Pension Plan
Appendix A — Key Executive Plan

Texton Spillover Pension Plan Amended and Restated January 3, 2010	Table of Contents (Appendix A) Page i

Textron Spillover Pension Plan
Appendix A — Key Executive Plan

Introduction

A.	Key Executive Plan (As In Effect Before 2007)

Before 2007, the Supplemental Benefits Plan for Textron Key Executives (the “Key Executive Plan”) was a separate unfunded, nonqualified deferred compensation arrangement for designated key executives of Textron and its affiliates.  The Key Executive Plan supplemented key executives’ benefits under Textron’s tax-qualified defined benefit plans and tax-qualified defined contribution plans by providing benefits that exceeded the statutory limits under the Internal Revenue Code (“IRC”).  The Key Executive Plan also provided supplemental pension benefits based on certain elements of key executives’ compensation that were not included in pensionable compensation under the tax-qualified defined benefit plans.

B.	Textron Spillover Pension Plan (Effective January 1, 2007)

Effective January 1, 2007, the defined benefit portion of the Key Executive Plan was separated from the defined contribution portion of the Key Executive Plan.  The defined benefit portion of the Key Executive Plan continued as part of the Textron Spillover Pension Plan, and the defined contribution portion of the Key Executive Plan continued as a separate plan, the Supplemental Savings Plan for Textron Key Executives.

C.	Key Executive Protected Benefits (Earned and Vested Before 2005)

The portion of Appendix A that follows this Introduction sets forth the defined benefit provisions of the Key Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004.  Key executives’ supplemental pension benefits that were earned and vested (within the meaning of Section 409A) before January 1, 2005, and any subsequent increase that is permitted to be included in such amounts under Section 409A (“Key Executive Protected Benefits”), are calculated and paid solely as provided in Appendix A, and are not subject to any other provisions of the Textron Spillover Pension Plan.

The Key Executive Protected Benefits are not intended to be subject to IRC Section 409A.  No amendment to this Appendix A that would constitute a “material modification” for purposes of Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix A and to cause the Key Executive Protected Benefits to become subject to Section 409A.  Although the Key Executive Protected Benefits are not intended to be subject to Section 409A, no Textron Company (nor any director, officer, or other representative of a Textron Company) shall be liable for

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any adverse tax consequence suffered by a Participant or beneficiary if a Key Executive Protected Benefit becomes subject to Section 409A.

D.	Benefits Subject To Section 409A (Earned or Vested From 2005 Through 2007)

Supplemental pension benefits earned by key executives after 2004, and supplemental pension benefits that became vested after 2004, are subject to the provisions of IRC Section 409A.  To the extent that these benefits were earned under the Key Executive Plan before January 1, 2007, the benefits shall be calculated under the provisions of the Key Executive Plan set forth in this Appendix A, using the benefit formulas in the Pension Plans as in effect before 2007, modified as provided in Appendix A.  However, any benefits earned or vested under the Key Executive Plan after 2004 shall be paid exclusively as provided in the Textron Spillover Pension Plan (not including any appendix to the Textron Spillover Pension Plan), and shall not be subject to any provision of Appendix A that relates to the payment or distribution of benefits.  Although the provisions of the Textron Spillover Pension Plan generally are effective as of January 1, 2007, the provisions that govern the distribution of benefits earned or vested after 2004 under the Key Executive Plan are effective as of January 1, 2005.

Key Executive Plan

The text that follows sets forth the defined benefit provisions of the Key Executive Plan as in effect on October 3, 2004.  The defined terms in Appendix A relate only to the provisions set forth in Appendix A: they do not apply to any other provisions of the Textron Spillover Pension Plan, and terms defined elsewhere in the Textron Spillover Pension Plan do not apply to Appendix A.  No additional benefits shall accrue under Appendix A after 2006.

Article I—Definitions

In this Appendix, the following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01	“Board” means the Board of Directors of Textron.

1.02	“Compensation” means a Key Executive’s annual compensation determined as follows:

(a)
For years before 2006, except as provided in subsections (b) and (c), Compensation means base salary, accrued annual incentive compensation, performance units, and performance share units, whether or not deferred under the Deferred Income Plan for Textron Key Executives or the Textron Deferred Income Plan for Executives.  For 2006, Compensation shall be determined as provided in the preceding sentence, modified (except as provided in subsection (c)) to include the greater of the Participant’s annual incentive compensation accrued in 2006 or the Participant’s annual incentive compensation paid in 2006.

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(b)	For any Key Executive who is first awarded performance share units after October 26, 1999, performance share units shall not be included in Compensation.

(c)
For Key Executives who are members of the Textron Pension Plan for Cessna Employees (Addendum F to the Textron Master Retirement Plan), Compensation means “Final Average Monthly Salary” as defined in that plan. “Final Average Monthly Salary” shall include incentive compensation paid by Textron and shall exclude long-term incentive compensation and shall be calculated without regard to Statutory Limits or deferrals.

(d)	Compensation does not include any award under the Textron Quality Management Plan or the Supplemental Bonus Plan for Textron Financial Corporation Executives.

1.03	“Deferral Plans” means the Textron Deferred Income Plan for Textron Key Executives and the Textron Deferred Income Plan for Executives, as amended and restated from time to time.

1.04	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.05
“Key Executive” means an employee of a Textron Company who has been and continues to be designated as a Key Executive under the Plan by Textron’s Chief Executive Officer and Chief Human Resources Officer.

1.06
“Participant” means a Key Executive who is participating in this Plan pursuant to Article II and, unless the context clearly indicates to the contrary, a former Participant who is entitled to benefits under this Plan.

1.07	“Pension Plan” means the Bell Helicopter Textron Retirement Plan, the Textron Pension Plan for Cessna Employees, the Textron Master Retirement Plan, or an Included Plan that is a defined benefit plan.

1.08	“Plan” means this Supplemental Benefits Plan for Textron Key Executives, as amended and restated from time to time.

1.09
“Statutory Limit” means any limit on benefits under, or annual additions to, qualified plans imposed by Section 401(a)(17) or 415 of the Internal Revenue Codes of 1954 or 1986, as amended from time to time.

1.10	“Textron” means Textron Inc., a Delaware corporation, and any successor of Textron Inc.

1.11	“Textron Company” means Textron or any company controlled by or under common control with Textron.

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Article II—Participation

2.01
A Key Executive shall participate in this Plan if her benefits under a Pension Plan are limited by one or more Statutory Limits. In addition, a Key Executive shall participate in this Plan if her receipt of any compensation is deferred under the Deferral Plans.

Article III—Supplemental Pension Benefits

3.01
Textron shall pay on account of each Participant who begins to receive payments under one or more of the Pension Plans the amount, if any, by which (1) the normal, early or vested retirement pension that would have been payable on the Participant’s account under the Pension Plans, using Compensation as defined in this Plan, exceeds (2) the normal, early or vested retirement pension calculated under the Pension Plans on the Participant’s account.

3.02
Textron shall pay to the beneficiary designated by the Participant under each Pension Plan the amount, if any, by which (1) the death benefit that would have been payable under that Pension Plan on the Participant’s account using Compensation as defined in this Plan exceeds (2) the death benefit which is actually payable under that Pension Plan on the Participant’s account. For the purposes of this Section, the term “death benefit” shall include any period certain death benefit and any surviving spouse benefit provided by a Textron Company at its sole cost through a Pension Plan.

3.03
In the event Textron transfers the liability of a Pension Plan on account of a Participant to another qualified plan, the supplemental pension or death benefits under Sections 3.01 and 3.02, respectively, shall be determined as of such transfer, unless otherwise decided by Textron in its sole discretion.

Article IV—Unfunded Plan

4.01
Benefits to be provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations. If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds therefrom shall at all times remain the sole property of Textron and neither the Participants whose lives are insured nor their beneficiaries shall have any ownership rights in such policies of insurance.

4.02
This Plan is intended in part to provide benefits for a select group of management employees who are highly compensated, within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of  ERISA, and in part to be an excess benefit plan, pursuant to Section 3(36) of ERISA.

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4.03	No Participant shall be required or permitted to make contributions to this Plan.

Article V—Plan Administration

5.01
Textron shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation. Textron shall have all such powers as may be necessary to carry out the provisions hereof. Textron may from time to time establish rules for the administration of this Plan and the transaction of its business. Subject to Section 5.06, any action by Textron shall be final, conclusive, and binding on each Participant and all persons claiming by, through or under any Participant. Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan, and shall make all such determinations and interpretations in a nondiscriminatory manner.  The Board may exercise Textron’s authority as plan administrator, and the authority to administer the Plan may be delegated as provided in Section 5.02.

5.02
The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officer of Textron to make a further delegation of the authority to administer the Plan.

5.03	(a)
Except as provided in subsections (b) and (c), below, the payment of any benefit under Article III shall be made at the same time, in the same manner, to the same persons and in the same proportions, as is made the payment or distribution under the related Pension Plan, or otherwise as determined by Textron in its sole discretion. Textron may withhold from benefits and accounts under this Plan, any taxes or other amounts required by law to be withheld. Except as provided in subsection (b), below, no benefit shall be paid to any Participant while employed by Textron.

(b)
Each benefit then computed under Article III shall become due and payable to the respective Participants and beneficiaries immediately upon a Change in Control as defined in Section 6.03. For purposes of Section 5.03, the present value of a benefit computed under Article III shall be based on the appropriate actuarial assumptions and factors set forth in the related Pension Plan and, if no interest rate assumption has been set forth for any purpose, an interest rate of six percent per year.

(c)
Effective for payments commencing on or after January 1, 2008, Textron has exercised its discretion pursuant to subsection (a) to determine that no distribution under the Plan shall commence or be paid earlier than six months after the date of the Participant’s separation from service.  Any payments that otherwise would have been made during the six-month pe-

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riod shall be paid in a lump sum, without interest, on the first day of the first month that begins after the six-month period.

5.04
Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan. Textron shall be entitled to rely upon all certifications made by an accountant selected by Textron. Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert. All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

5.05	Textron may require proof of death or total disability of any Participant, former Participant or beneficiary and evidence of the right of any person to receive any Plan benefit.

5.06	Claims under this Plan shall be filed in writing with Textron, and shall be reviewed and resolved pursuant to the claims procedure in Section 7.06 of the Textron Spillover Pension Plan.

Article VI—Miscellaneous

6.01
Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

6.02
(a)   Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) if IRC Section 414(p) were applicable to the Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, and (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the Participant.

(b)     Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate,

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sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or beneficiary.

6.03
Notwithstanding any Plan provision to the contrary, the Board or its designee shall have the right to amend, modify, suspend or terminate this Plan at any time by written ratification of such action; provided, however, that no amendment, modification, suspension or termination:

(1)	shall reduce an amount payable under Article III of this Plan immediately before the effective date of the amendment, modification, suspension or termination; or

(2)	shall be made to Section 5.03 or 6.03 following a Change in Control.

If after a Change in Control any claim is made or any litigation is brought by a Participant or beneficiary to enforce or interpret any provision contained in this Plan, Textron and the “person” or “group” described in the next following sentence shall be liable, jointly and severally, to indemnify the Participant or beneficiary and to pay prejudgment interest on any recovery as provided in Section 7.07 of the Textron Spillover Pension Plan.

For purposes of this Plan, a “Change in Control” shall occur if (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than Textron, any trustee or other fiduciary holding Textron common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron common stock, is or becomes (other than by acquisition from Textron or a related company) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of more than 30% of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Textron’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) stockholders of Textron approve a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of Textron approve a plan of complete liquidation of Textron

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or an agreement for the sale or disposition by Textron of all or substantially all of Textron’s assets.

6.04
The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

6.05	This Plan shall be construed in accordance with the laws of the State of Delaware.

6.06
Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant to be continued in employment as a Key Executive or other employee of any Textron Company.

6.07	Textron, the Chief Executive Officer, and the Chief Human Resources Officer may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

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